UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): JULY 15, 2004

                         COMMISSION FILE NO.: 000-50541

                             DRAGON GOLD RESOURCES, INC.
                             ---------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)





            NEVADA                                          88-0507007
-------------------------------                ---------------------------------
(STATE OR OTHER JURISDICTION OF                (IRS EMPLOYER IDENTIFICATION NO.)
         INCORPORATION)



         REGENTS PLACE, 338 EUSTON ROAD, LONDON, UNITED KINGDOM NW1 3BT
  ----------------------------------------------------------------------------
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)



                                44-207-416-4920
                            -------------------------
                            (ISSUER TELEPHONE NUMBER)


       205-1072 DAVIE STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6E 1M3
       ------------------------------------------------------------------
                                (FORMER ADDRESS)

ITEM  1.          CHANGES  IN  CONTROL  OF  REGISTRANT

     As a result of the acquisition of Dragon Minerals Holdings Inc., an International Business Company incorporated under the laws of the British Virgin Islands ("Dragon"), as discussed below under "Item 2. Acquisition or Disposition of Assets," Gregory Corcoran's ownership has decreased with the issuance of shares to the former shareholder of Dragon. The following individuals will exercise control over the Registrant:

     Name               No.  of  Shares               Percentage
     ----               ---------------               ----------

     Greg  Corcoran          28,000,000                41.9%
     Raoul  Tsakok           11,500,000                17.2%

ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On  July  15,  2004,  the  Registrant  acquired  100%  of  the  issued  and outstanding common stock of Dragon in exchange for 16,500,000 newly issued shares of the Registrant's common stock pursuant to an Exchange Agreement whereby Dragon became a wholly-owned subsidiary of the Registrant (the "Exchange"). At closing, there were 66,896,794 issued and outstanding shares of the Registrant following the issuance to the Dragon shareholder.

     Subsequent to the Exchange, the Registrant entered into an agreement with Gregory Corcoran whereby the Registrant transferred certain assets held immediately prior to the Exchange, and the Registrant's then existing liabilities related thereto, to Gregory Corcoran, the Registrant's former President and Chief Executive Officer, in consideration for $1,000. The Registrant is transferring the following assets to Mr. Corcoran: the tangible assets excluding cash and the intangible assets including i) the right to the name "Folix Technologies, Inc."; ii) the right to operate the business of developing a Linux based application server and thin client system; and iii) any contracts, agreements, rights or other intangible property, owned by the Registrant immediately prior to the Exchange (collectively referred to as the "Assets"). The Registrant also transferred the liabilities that relate to the Assets to Mr. Corcoran.

     The Registrant is a holding company for Dragon which in turn holds all of the common stock of Dragon Minerals Inc., an International Business Company incorporated under the laws of the British Virgin Islands ("Dragon Minerals"). The term "Company" as used in this report includes Dragon and Dragon Minerals unless specifically stated otherwise. The business operations discussed herein are those contemplated by the Company.

BUSINESS  DEVELOPMENT

     Dragon Minerals Holdings, Inc. was incorporated on February 25, 2004 as an International Business Company incorporated under the laws of the British Virgin Islands. Dragon owns 100% of the common stock of Dragon Minerals, Inc. On July 15, 2004, the Registrant acquired 100% of the issued and outstanding common stock of Dragon, as discussed above. The Company is headquartered in London, UK. The Company intends to engage in gold exploration and development activities in the Southern Shaanxi Province of China ("Shaanxi").

DESCRIPTION  OF  THE  PRINCIPAL  PRODUCTS  AND  SERVICES

     The Company does not currently offer any products or services. The Company has signed two letters of intent (the "Letters of Intent") to enter into two (2) joint ventures for gold exploration and potential development on a choice of properties located in Shaanxi, discussed in more detail below under the heading "Description of Property." The Letters of Intent anticipate that the Company will contribute cash to the joint ventures. The other parties to the joint ventures would contribute permits for exploration and development on an aggregate of up to thirteen (13) properties (the "Permits"). The government of China owns the properties to which the Permits relate. The Permits grant the right to the mineral resources found below the surface of the properties.

     The Letters of Intent contemplate two phases of activities: the exploration phase and the development phase. The development phase is contingent on, and will not proceed unless there are, positive results from the exploration phase. At this time, the Company has not entered into any joint ventures, raised any cash or contributed any cash to any joint ventures, or selected any properties for gold exploration and potential development.

MARKET  OVERVIEW

     Most multi-metallic and gold deposits in the Shaanxi Province of China are located in the Qinling Mountain belt and surrounding regions. The gold deposits can be divided into three (3) gold provinces: Xiao Qinling, Qinling and Southern Shaanxi gold provinces. The Xiao Qinling gold province is currently the second largest gold producing area in China. The Qinling gold province is west of the Xiao Qinling gold province. Explorers unrelated to the Company have recently discovered gold deposits in the Qinling gold province. The Company has entered into two (2) agreements whereby the Company will enter into two (2) joint ventures for the exploration and development of up to thirteen (13) properties. One (1) of the properties covered by the agreements to enter into joint ventures is located within the Xiao Qinling gold province. Seven (7) of the properties are located within the Qinling gold province. Four (4) of the properties are located within the Southern Shaanxi gold province. A fifth (5th) property is also located within the Southern Shaanxi gold province, but more specifically, in an area called Chuan-Shaan-Gan gold triangular zone.

COMPETITIVE  BUSINESS  CONDITIONS

     The gold exploration and development industry in the Southern Shaanxi Province of China is very competitive with well established companies that have more experience and resources than the Company. These companies are generally better able to compete than the Company.

COPYRIGHTS,  PATENTS,  TRADEMARKS  &  LICENSES

     The Company does not have any copyrights, patents, trademarks, license or other types of intellectual property.

NEED  FOR  GOVERNMENTAL  APPROVAL  AND  THE  EFFECTS  OF  REGULATIONS

     The Bureau and Northwest are local government departments that have exploration permits from the Chinese government regarding the properties subject to the Letters of Intent and have also carried out previous exploratory work on the properties. The Permits grant the right to the mineral resources found below the surface of the properties. Actual exploration and development on the property will require additional governmental permits such as certain environmental permits.

RESEARCH  &  DEVELOPMENT  OVER  THE  PAST  TWO  YEARS

     The Company has not conducted any research and development activities since inception. The Company does not have plans to conduct any research and development during the next twelve months. The Company does however intend to conduct exploration and development activities on up to thirteen (13) properties in Shaanxi during the next twelve months.

EMPLOYEES

     The Company does not currently have any employees on either a part-time or full-time basis. The Company intends to use consultants and other forms of contract or outsourced labor during the next twelve months.

DESCRIPTION  OF  PROPERTY

     The Company has entered into two Letters of Intent whereby the Company would enter into two (2) joint ventures for the exploration and development of up to thirteen (13) properties in Shaanxi (the "Shaanxi Property"). Pursuant to one Letter of Intent, the Company would enter into a Sino-Foreign cooperative joint venture company with the Bureau of Geology and Mineral Exploration & Development of Shaanxi Province (the "Bureau") for the exploration and development of up to twelve (12) properties. Pursuant to the other Letter of Intent, the Company would enter into a Sino-Foreign cooperative joint venture company with Northwest Geology and Exploration Bureau for Nonferrous Metals ("Northwest") for exploration and development of one (1) property. Pursuant to the Letters of Intent, the Company would contribute cash to the joint ventures. The other parties to the joint ventures would contribute the Permits and their previous exploratory finding for up to thirteen (13) properties (listed below) on which the Company intends to conduct gold exploration and potential development activities.

The Company has not completed any work on any of the properties or otherwise confirmed the rock formations thereon. Any work done on the properties will be exploratory in nature.

Permits to  be  contributed  by  the  Bureau
--------------------------------------------

     Shaliangzi Silver - Gold Multi-Metallic Ore Deposits. This property is located in the Qinling gold province. It is accessible by roads or country highways. Previous work on the property consisted of a geological and ore deposit survey. The Company's understanding based on the previous work is that exposed rocks include marble and metamorphosed sandstone in the north and phyllite, metamorphosed sandstone, and biotite-plagionite rocks in the south.

     Xunyang Huijiagou Gold Deposit. This property is located in the Southern Shaanxi gold province. It is accessible by country roads. Geologically it is situated in the subsidence center of the Shan-za-xun basin. Previous work on the property consisted of geochemical prospecting, ore deposit survey, surface trenching and shallow aditting. The Company's understanding based on the previous work is that Upper Devonian clastic rocks and carbonates are the rocks that are mainly exposed.

     Xunyang Xiaohe Gold Deposit. This property is located in the Southern Shaanxi gold province. It is accessible by county roads. Geologically it is situated in the subsidence center of the Shan-za-xun basin. Previous work on the property consisted of geochemical prospecting, surface trenching and limited drilling. The Company's understanding based on the previous work is that there are middle Devonian silty phylites with occurrence of gold mineralization.

     Wangjiaping - Xinchang Copper Ore Deposit. This property is located in the Southern Shaanxi gold province. It is located tectonically in the Chuan-Shaan-Gan triangular zone, within Guanping-Yangpingguan brittle-ductile deformation zone. It is accessible by country highways. Previous work on the property consisted of drilling, aditting, trenching, comprehensive geophysical prospecting and geochemical prospecting. The Company's understanding based on the previous work is that the exposed rocks are marine volcanic sedimentary rocks with an intrusion of quartz diorite.

     Anjiaqi Gold Deposit. This property is located in the Qinling gold province. It is accessible by state highway. Previous work on the property consisted of a geological survey, identification of geological structures, characteristics of rock and minerals and dressing and recovery. The Company does not have information regarding the rock formations on this property regarding the rock formations.

     Shuimoping Silver - Arsenic Ore Deposit. This property is located in the Qinling gold province. It is accessible by highway. Previous work on the property consisted of a regional survey, geological mapping and geochemical prospecting in major mineralization zones, and preliminary trenching and aditting. The Company's understanding based on the previous work is that the exposed rocks include Carboniferous slate and Devonia slate and limestone.

     Yinpan Silver - Stibium Ore Deposit. This property is located in the Qinling gold province. The property has an area of 15 square kilometers. It is accessible by unpaved road. Previous work done on the property consisted of systematic, geochemical and geological measurements, cumulative aditting and trenching. The Changping - Yakou fault passes through the ore district. The Company's understanding based on this previous work is that to the north of the fault Devonian and Triassic carcalcous classtic rocks are mainly exposed, and that to the south, middle - upper Silurian meta-classtic rocks are mainly exposed. Granites intrude the area and various type veins occur.

     Aigaogou Gold Ore Deposit. This property is located in the Qinling gold province. It is accessible by highway. Previous work done on the property consisted of trenching in which a 12 kilometer long, 10 to 500 meter wide gold-bearing zone was discovered, limited aditting and small scale heap leaching on surface gold ores. The Company's understanding based on the previous work is that the major gold-bearing rocks are breccia.

     Huangbaiyuan Gold Deposit. This property is located in the Qinling gold province. It is accessible by highways. The ore district is situated in the middle part of Southern Qinling gold mineralization belt. Previous work done on the property consisted of a regional geological survey, geochemical prospecting and trenching and aditting in mineralization zones. The Company's understanding based on the previous work is that the exposed rocks are Devonian breccia and carbonates.

     Yingchanggou - Gumugou Multi-metallic Ore Deposit. This property is located in the Southern Shaanxi gold province. The property has an area of 160 square kilometers. It is accessible by four roads. It is situated in the eastern part of the Qinling Lead, Zinc, Silver, Mercury, and Stibium mineralization belt. Previous work done on the property consisted of testing and verification of anomalies and local survey and explorations. The Company's understanding based on the previous work is that the exposed rocks include breccia and limestone.

     Huangjinmei Gold Ore Deposit. This property is located in the Qinling gold province. It is accessible by road. Previous work done on the property consisted of a district survey, identification of geological structures, characteristics of rocks and minerals, and ore dressing and recovery. The Company does not have any information on this property regarding the rock formations.

     Taiyu Gold Deposit. This property is located in the Xiao Qinling gold province. It is accessible by a simple road. The ore district is situated at the southern wing of Dayueping - Jingluoban anticline. Previous work done on the property consisted of local surface trenching. It is the Company's understanding based on the previous work that acidic granites commonly occur on the property, and that faults are the major ore control structures.

Permit  to  be  contributed  by  Northwest
------------------------------------------

     Shiquan Yangpinwuan Gold Ore Deposit. This property is located in Yangpinwan, Shiquan County, Southern Shaanxi gold Province. Previous work done on the property consisted of trenching. The Company's understanding based on the previous work is that ore bodies occur in carbonaceous silicilites and meta-clastic rocks.

     The Company has not currently entered into any definitive agreements or joint ventures. The Company is in continued negotiations with the Bureau and Northwest regarding contributions of the properties and the Company's contribution of cash. Currently, the joint ventures have not been formed, the Company has not raised or contributed any cash, none of the properties have been contributed, and there is no program of exploration and development. The Company will be required to contribute cash to the joint ventures on a continuing basis, however, the amount of continued capital commitment required by the Company is not known at this time.

LEGAL  PROCEEDINGS

     The  Company  is  not  a  party  to  any  pending  legal  proceeding.

RISK  FACTORS

Risks  Related  to  Our  Business

     LETTERS OF INTENT. The Company has entered into two (2) letters of intent whereby the Company will enter into two (2) joint ventures for the exploration and development of up to thirteen (13) properties in Shaanxi. Pursuant to one letter of intent, the Company will enter in a Sino-Foreign cooperative joint venture company with the Bureau for the exploration and development of up to twelve (12) properties. Pursuant to the other letter of intent, the Company will enter into a Sino-Foreign cooperative joint venture company with Northwest for exploration and development of one (1) property. Pursuant to the letters of intent, the Company will contribute cash to the joint ventures. The other parties to the joint ventures will contribute up to thirteen (13) properties on which the gold exploration and potential development will be conducted. The Company has not currently entered into any definitive agreements or joint ventures. The Company is in continued negotiations with the other parties to the letters of intent regarding contributions of the properties and the Company's contribution of cash. Currently, the joint ventures have not been formed, the Company has not raised or contributed any cash, none of the properties have been contributed, and there is no program of exploration and development. There can be no assurance that the Company will enter into any definitive agreements or joint ventures, that the Company will make any cash contributions or that other parties to the letters of intent will contribute any property. In the event that any of the foregoing events do not occur, the Company's business will fail.

     NEED FOR ADDITIONAL FINANCING. The Company will be required to contribute cash to the joint ventures on a continuing basis, however, the exact amount of continued capital commitment required by the Company is not known at this time. The Company does not have any commitments or identified sources of capital from third parties or from the Company's officers, directors or majority shareholders. There is no assurance that financing will be available on favorable terms, if at all. If the Company is unable to raise such financing, it will not be able to enter into the joint ventures and its business will fail.

     TITLE TO THE PROPERTIES. The government of China owns the land on which the Company intends to conduct exploration and development through a joint venture with the Bureau and a joint venture with Northwest. The Bureau and Northwest are local government departments. They have permits that give them the right to the mineral resources found under the surface of the properties. Pursuant to the letters of intent, the Bureau and Northwest will contribute Permits for up to an aggregate of thirteen (13) properties and the Company will contribute cash to the joint venture. The Company has not currently entered into any definitive agreements or joint ventures. The Company is in continued negotiations with the Bureau and Northwest regarding contributions of the properties and the Company's contribution of cash. Currently, the joint ventures have not been formed, the Company has not raised or contributed any cash, none of the properties have been contributed, and there is no program of exploration and development. If the Company, the Bureau or Northwest do not make the contributions contemplated under the letters of intent, the Company will not have any rights with respect to the properties.

     RELIANCE  ON  KEY  MANAGEMENT.  The  Company's  success  depends  upon  the personal efforts and abilities of Johannes Petersen, a Director of the Registrant and the Registrant's Chief Executive Officer and President, and Xiaojun ("Albert") Cui, a Director of the Registrant. The Company's ability to operate and implement its business plan is heavily dependent on the continued service of Messrs. Petersen and Cui, and the Company's ability to attract, retain and motivate qualified consultants and other outsourced labor, particularly in the area of gold exploration and development. The Company faces aggressive and continued competition for such personnel, qualified consultants and other outsourced labor. The Company cannot be certain that it will be able to attract, retain and motivate such personnel, qualified consultants and other outsourced labor. The loss of Mr. Petersen or Mr. Cui, or the Company's inability attract, retain and motivate such personnel, qualified consultants and other outsourced labor would have a material adverse effect on the Company's business and operations.

     BECAUSE MESSRS. CORCORAN AND TSAKOK OWN AN AGGREGATE OF 59.1% OF THE REGISTRANT'S OUTSTANDING COMMON STOCK, THEY WILL EXERCISE CONTROL OVER CORPORATE DECISIONS THAT MAY BE ADVERSE TO OTHER MINORITY SHAREHOLDERS. Gregory Corcoran, a former Director of the Registrant and the Registrant's former President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer, and Raoul Tsakok beneficially own an aggregate of 59.1% of the issued and outstanding shares of the Registrant's common stock. Accordingly, they will exercise control in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Messrs. Corcoran and Tsakok may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders.

Risks  Related  to  Our  Common  Stock

     IF THERE'S A MARKET FOR OUR COMMON STOCK, OUR STOCK PRICE MAY BE VOLATILE. If there's a market for our common stock, we anticipate that such market would be subject to wide fluctuations in response to several factors, including, but not limited to:

     (1)     actual  or  anticipated  variations  in  our results of operations;
     (2)     our  ability  or  inability  to  generate  new  revenues;
     (3)     increased  competition;  and
     (4) conditions and trends in the gold exploration, development and production industry.

Further, because our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

ITEM  5.          OTHER  EVENTS

     Effective June 14, 2004, the Registrant changed its name to Dragon Gold Resources, Inc., affected a 7:1 forward stock split, increased the amount of authorized shares to Five Hundred Million (500,000,000) shares of common stock, and reauthorized the par value of $.001 per share of common stock. Approximately 50,396,794 shares of common stock were outstanding following the forward stock split. As a result of the name change, the Registrant's common stock trades under the new stock symbol "DRGO.

     On July 15, 2004, Gregory Corcoran, acting as the sole Director of the Registrant, increased the number of directors from one to three. On July 15, 2004, the Registrant's Board of Directors appointed Johannes Petersen and Xiaojun ("Albert") Cui to fill vacancies created thereon. On July 15, 2004, Gregory Corcoran resigned as a Director and as President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer of the Registrant On that same day, the Registrant's Board of Directors appointed Johannes Petersen as the President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer of the Registrant.

ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS

(c)     Exhibits:

2.1*    Exchange  Agreement

*  Filed  herein.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dragon  Gold  Resources,  Inc.

July  29,  2004

/s/  Johannes  Petersen
-----------------------
Johannes  Petersen
Chief  Executive  Officer


EXHIBIT 2.l


                               EXCHANGE AGREEMENT

                                     Between

                           DRAGON GOLD RESOURCES, INC.

                                       and

                          DRAGON MINERALS HOLDINGS INC.




                               Dated July 15, 2004

                               EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 15th day of July, 2004, by and between DRAGON GOLD
RESOURCES, INC., a Nevada corporation (hereinafter referred to as the "Company"), DRAGON MINERALS HOLDINGS INC., an International Business Company incorporated under the laws of the British Virgin Islands (hereinafter referred to as "Dragon"), the person executing this Agreement listed on the signature page hereto (hereinafter referred to as the "Dragon Shareholder") who owns one hundred percent (100%) of the outstanding shares of Dragon, upon the following premises:

                                    Premises.
                                    --------

     WHEREAS, the Dragon Shareholder owns one hundred percent (100%) of the issued and outstanding shares of the capital stock of Dragon;

     WHEREAS, the Company is a publicly held corporation whose common stock is quoted on the OTC Bulletin Board under the symbol "DRGO";

     WHEREAS, Dragon is a privately held corporation organized under the laws of the British Virgin Islands;

     WHEREAS, the Company desires to acquire 100% of the issued and outstanding shares of Common Stock of Dragon in exchange for unissued shares of its Common Stock (the "Common Stock") (the "Exchange Offer"), so that Dragon will become a wholly owned subsidiary of the Company; and

          WHEREAS, the Dragon Shareholder desires to exchange all of their shares of capital stock of Dragon solely in exchange for the shares of authorized but unissued Common Stock, $.001 par value, of the Company.


                                    Agreement
                                    ---------

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF DRAGON
                           AND THE DRAGON SHAREHOLDER

     As an inducement to and to obtain the reliance of the Company, except as set forth on the Dragon Schedules (as hereinafter defined), Dragon and the Dragon Shareholder represent and warrant as follows:

     Section  1.01     Organization.  (i)  Dragon  is  an International Business
                       ------------
Company duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the Dragon Schedules are complete and correct copies of the Memorandum of Association and Articles of Association of Dragon as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Dragon's Memorandum of Association or Articles of Association. Dragon has taken all actions required by law, its Memorandum of Association or otherwise to authorize the execution and delivery of this Agreement. Dragon has full power, authority, and legal right and has taken all action required by law, its Memorandum of Association, and otherwise to consummate the transactions herein contemplated.

Section 1.01(ii) For purposes of this Agreement the terms "shareholder" or "shareholders" when used in connection with Dragon shall have the same meaning as the term "member" as defined in the British Virgin Islands International Business Companies Act of 1984.

Section  1.02     Capitalization.    The  authorized  capitalization  of  Dragon
                   --------------
     consists of One Hundred (100) shares of common stock, $1.00 par value per share, of which One Hundred (100) shares are currently issued and outstanding and no shares of preferred stock. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section  1.03   Subsidiaries   and   Predecessor   Corporations.   Dragon   does
                ------------------------------------------------
     not have any predecessor corporation(s) or subsidiary(ies), and does not own, beneficially or of record, any shares of any other corporation, unless otherwise disclosed to the Company in writing.

Section  1.04  Other  Information.
               -------------------

(a) Except as otherwise provided in the Dragon Schedules, Dragon has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(b) Dragon has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(c) The books and records of Dragon are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

(d) Dragon has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise in excess of Twenty-Five Thousand Dollars ($25,000), except as disclosed in writing to the Company on
     Schedule  1.04.

Section  1.05  Information.  The  information  concerning  Dragon  set  forth in
               -----------
     this Agreement and in the Dragon Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Dragon has fully disclosed in writing to the Company (through this Agreement or the Dragon Schedules) all information relating to matters involving Dragon or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than Twenty-Five Thousand Dollars ($25,000)
     liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Dragon, or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Dragon, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section  1.06  Options  or  Warrants.  There  are  no  existing  options,
               ---------------------
     warrants, calls, or commitments of Dragon of any character relating to the authorized and unissued Dragon shares of common stock, except options, warrants, calls or commitments, if any, to which Dragon is not a party and by which it is not bound.

Section  1.07  Absence  of  Certain  Changes  or  Events.  Except  as  set forth
              ------------------------------------------
     in this Agreement or the Dragon Schedules, since inception on February 25, 2004:

(a) there has not been (i) any material adverse change in the proposed business, operations, properties, assets, or condition of Dragon or (ii) any damage, destruction, or loss to Dragon (whether or not covered by insurance) materially and adversely affecting the business or financial condition of Dragon;

(b) Dragon has not (i) amended its Memorandum of Association or Articles of Association (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Dragon; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds Ten Thousand Dollars ($10,000); or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c) Dragon has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) in excess of $25,000 except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities, and current liabilities incurred in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than Twenty-Five Thousand Dollars ($25,000)), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than Twenty-Five Thousand Dollars ($25,000)); or (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Dragon; and

(d) To the best knowledge of Dragon, Dragon has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Dragon.

Section  1.08  Title  and  Related  Matters.  No  third  party  has  any  right
               ----------------------------
     to,  and  Dragon  has  not  received  any  notice  of  infringement  of  or conflict with asserted rights of others with respect to, any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the proposed business, operations, financial condition, income, or business prospects of Dragon or any material portion of its properties, assets, or rights. Dragon has signed a letter of intent to acquire the following twelve (12) mineral claims in Shaanxi Province, China as more fully provided in Schedule 1.08:
     Xiao Qinling Gold Province, Qinling Gold Province, Southern Shaanxi Gold Province, Ore District Geology of Gold Deposits, Shaliang Zi Silver-Gold Multi-Metallic Ore Deposits, Northern Xunyang Gold Ore Field, Wangjia Ping
     - Xinchang Copper Ore Deposit, Anjia Qi Gold Deposit, Shuimo Ping Au-As Ore Deposit, Yinpan Ag-Sb Ore Deposit, Aigao Gou Gold Ore Deposit, Huangbai Yuan Gold Deposit, Yingchang Gou - Gumu Gou Multi-metallic Ore Deposit, Huangjinmei Gold Ore Deposit, Shiquan Yangpin Wuan Gold Ore Deposit, Taiyu Gold Deposit.

Section  1.09  Litigation  and  Proceedings.  Except  as  provided  in  the
               ----------------------------
     Dragon Schedules, there are no actions, suits, or proceedings pending or, to the knowledge of Dragon after reasonable investigation, threatened by or against Dragon or affecting Dragon or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Dragon does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section  1.10  Contracts.
               ----------

          (a) There are no material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Dragon is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which
     (i) will remain in effect for more than six (6) months after the date of this Agreement and (ii) involves aggregate obligations of at least Twenty-Five Thousand Dollars ($25,000) unless otherwise disclosed pursuant to this Agreement;

          (b) All contracts, agreements, franchises, license agreements, and other commitments, if any, to which Dragon is a party and which are material to the operations of Dragon taken as a whole are valid and enforceable by Dragon in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

          (c) Dragon is not a party to or bound by, and the properties of Dragon are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Dragon; and

          (d) Except as included or described in the Dragon Schedules, Dragon is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Dragon is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one (1) year or provide for payments in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of Dragon.

Section  1.11  Material  Contract  Defaults.  Dragon  is  not   in   default  in
               -----------------------------
     any material respect under the terms of any outstanding material contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Dragon and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Dragon has not taken adequate steps to prevent such a default from occurring.

Section  1.12  No  Conflict  With  Other  Instruments.  The  execution  of  this
               ---------------------------------------
     Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Dragon is a party or to which any of its properties or operations are subject.

Section  1.13  Governmental  Authorizations.  Except  as  set  forth  in  the
               ----------------------------
     Dragon Schedules, Dragon has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Dragon of this Agreement and the consummation by Dragon of the transactions contemplated hereby.

Section  1.14  Compliance  With  Laws  and  Regulations.  Except  as  set  forth
               ----------------------------------------
     in the Dragon Schedules, to the best of its knowledge Dragon has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Dragon or except to the extent that noncompliance would not result in the occurrence of any material liability for Dragon.

Section  1.15  Approval  of  Agreement.  The  Board  of  Directors  of  Dragon
               ------------------------
     has authorized the execution and delivery of this Agreement by Dragon and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Dragon Shareholder that the Exchange Offer be accepted by him.

Section  1.16  Material  Transactions  or  Affiliations.  Set  forth  in  the
               ----------------------------------------
     Dragon Schedules is a description, if applicable, of every contract, agreement, or arrangement between Dragon and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Dragon to own beneficially, five percent (5%) or more of the issued and outstanding common stock of Dragon and which is to be performed in whole or in part after the date hereof or which was entered into not more than three (3) years prior to the date hereof. Except as disclosed in the Dragon Schedules or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of Dragon has, or has had since inception of Dragon, any known interest, direct or indirect, in any transaction with Dragon which was material to the business of Dragon. There are no commitments by Dragon, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

Section  1.17  Dragon  Schedules.  Dragon  will  deliver  to  the  Company  the
               ------------------
     following schedules, if such schedules are applicable to the business of Dragon, which are collectively referred to as the " Dragon Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the principal executive officer of Dragon as complete, true, and correct as of the date of this Agreement in all material respects:

(a) a schedule containing complete and correct copies of the Memorandum of Association in effect as of the date of this Agreement;

(b) a schedule containing complete and correct copies of the Articles of Association of Dragon in effect as of the date of this Agreement;

(c)  a  schedule containing any Corporate Resolutions of the Dragon Shareholder;

(d) a schedule containing Minutes of meetings of the Board of Directors of Dragon;

(e) a schedule listing any and all federal, state and local tax identification numbers of Dragon and containing complete and correct copies of all federal, state and local tax returns filed by Dragon; and

(f) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed by Dragon. Any fact known to be, or to the best knowledge of Dragon or the Dragon Shareholder after reasonable investigation, reasonably believed to be, contrary to the representations, covenants, and warranties made in Article I are required to be disclosed in the Dragon Schedules pursuant to this Section 1.17(f).

     Dragon shall cause the Dragon Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Dragon. Dragon shall have until July 28, 2004 to provide such schedules. If Dragon cannot or fails to do so, or if the Company acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth herein, the Company may terminate this Agreement by giving written notice to Dragon within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, the Company may consider a disclosure in the Dragon Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial condition of Dragon, taken as a whole.

Section  1.18  Valid  Obligation.  This  Agreement  and  all  agreements  and
               ------------------
     other documents executed by Dragon in connection herewith constitute the valid and binding obligation of Dragon, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

Section  1.19  Acquisition  of  the  Shares  by  the  Dragon  Shareholder.  The
               -----------------------------------------------------------
     Dragon Shareholder is acquiring the Shares for their own account without the participation of any other person and with the intent of holding the Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares, or any portion thereof, and not with a view to, or for resale in connection with, any distribution of the Shares, or any portion thereof. The Dragon Shareholder has read, understands and has consulted with his legal counsel regarding the limitations and requirements of Section 5 of the 1933 Act. The Dragon Shareholder will offer, sell, pledge, convey or otherwise transfer the Shares, or any portion thereof, only if: (i) pursuant to an effective registration statement under the 1933 Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the 1933 Act and such laws; or (ii) pursuant to a valid exemption from registration.

Section  1.20  Exemption  from  Registration.  The  Exchange  and  the
               ------------------------------
     transactions contemplated thereby, meet an exemption from registration pursuant to Rule 506 of Regulation D promulgated under the 1933 Act.


                                   ARTICLE II

            REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

     As an inducement to, and to obtain the reliance of Dragon and the Dragon Shareholder, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants as follows:

Section  2.01     Organization.  The  Company  is  a  corporation  duly
                  -------------
     organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Company Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company's Articles of Incorporation or Bylaws. The Company has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws, or otherwise to consummate the transactions herein contemplated.

Section  2.02     Capitalization.  The  Company  is  authorized  to  issue
                   --------------
     500,000,000 shares of Common Stock, par value $.001 per share, of which 50,396,794 post 7:1 forward split ("Post-Split") shares will be issued and outstanding on the closing date prior to the issuance of the shares to the Dragon Shareholder as set forth in Section 3.01(ii), as defined herein, and no shares of preferred stock. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. On June 14, 2004, prior to the execution of this Agreement, the Company amended its articles of incorporation to change its name from Folix Technologies, Inc. to Dragon Gold Resources, Inc. At that time, the Company also amended its capitalization to reflect a 7:1 forward stock split, to increase the authorized shares to 500,000,000 shares of Common Stock and to reauthorize the par value $.001 per share of Common Stock.

Section  2.03     Subsidiaries  and  Predecessor Corporations.  The Company does
                  -------------------------------------------
     not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section  2.04     Financial  Statements.
                  ----------------------

(a) Included in the Company Schedules are (i) the audited balance sheets of the Company and the related statements of operations and cash flows as of and for the twelve (12) months ended March 31, 2004, and (ii) the unaudited balance sheet of the Company and the related statement of operations and cash flows for the three (3) months ended June 30, 2004, to be provided within the time period specified in the flush language of Section 2.17.

(b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Company balance sheets present fairly as of their respective dates the financial condition of the Company. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c) The Company has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(d) The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e) All of the Company's assets are reflected on its financial statements, and, except as set forth in the Company Schedules or the financial statements of the Company or the notes thereto, the Company has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section  2.05  Information.  The  information  concerning  the  Company  set
               -----------
     forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Company has fully disclosed in writing to Dragon (through this Agreement or the Company Schedules) all information relating to matters involving the Company or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than One Thousand Dollars ($1,000) liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of the Company or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on the Company, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section  2.06  Options  or  Warrants.  There  are  no  existing  options,
               ---------------------
     warrants,  calls,  or  commitments   of   any  character  relating  to  the
     authorized  and  unissued  stock  of  the  Company.

Section  2.07  Absence  of  Certain  Changes  or  Events.  Except  as  disclosed
               ------------------------------------------
     in Schedule 2.07, or permitted in writing by Dragon, since the date of the most recent Company balance sheet:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or (ii) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company;

(b) The Company has not and will not (i) amend its Articles of Incorporation or Bylaws except to complete the performance of the Company as set forth herein; (ii) declare or make, or agree to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchase or redeem, or agree to purchase or redeem, any of its capital stock; (iii) waive any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) make any material change in its method of management, operation, or accounting; (v) enter into any transaction or agreement other than in the ordinary course of business; (vi) make any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increase the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed One Thousand Dollars ($1,000); or (viii) make any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)  The Company has not (i) granted or agreed to grant any options or warrants;
     (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than One Thousand Dollars ($1,000)), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than One Thousand Dollars ($1,000)); and (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; and

(d) The Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

Section  2.08  Title  and  Related  Matters.  The  Company  has  good  and
               ----------------------------
     marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent Company balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Company Schedules. Except as set forth in the Company Schedules, the Company owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with the Company's business. Except as set forth in the Company Schedules, no third party has any right to, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of the Company or any material portion of its properties, assets, or rights.

Section  2.09  Litigation  and  Proceedings.  There  are  no  actions,  suits,
               ----------------------------
     proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality, or any circumstance which after reasonable investigation would result in the discovery of such default.

     Section  2.10     Contracts.
                       ---------

(a) The Company is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.

(b) All contracts, agreements, franchises, license agreements, and other commitments to which the Company is a party or by which its properties are bound and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

(c) The Company is not a party to or bound by, and the properties of the Company are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of the Company; and

(d) Except as included or described in the Company Schedules or reflected in the most recent Company balance sheet, the Company is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which the Company is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one (1) year or provide for payments in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate; (v) collective bargaining agreement; or
     (vi) agreement with any present or former officer or director of the Company.

Section  2.11  Material  Contract  Defaults.  The  Company  is  not  in  default
               -----------------------------
     in any respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of the Company and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

Section  2.12  No  Conflict  With  Other  Instruments.  The  execution  of  this
               ---------------------------------------
     Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets or operations are subject.

Section  2.13  Governmental  Authorizations.  The  Company  has  all
               -----------------------------
     licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

Section  2.14  Compliance  With  Laws  and  Regulations.  To  the  best  of  its
               -----------------------------------------
     knowledge, the Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports, filings and schedules to date with federal and state securities authorities.

     Section  2.15     Approval  of  Agreement.  The  Board  of Directors of the
                       -----------------------
Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section  2.16  Material  Transactions  or  Affiliations.  Except  as
               ----------------------------------------
     disclosed herein and in the Company Schedules, there exists no contract, agreement or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, five percent (5%) or more of the issued and outstanding Common Stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three (3) years prior to the date hereof. Neither any officer, director, nor five percent (5%) shareholder of the Company has, or has had since inception of the Company, any known interest, direct or indirect, in any such transaction with the Company which was material to the business of the Company. The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section  2.17  The  Company  Schedules.  Within  ten  (10)  days  following  the
               -----------------------
     Closing, the Company will deliver to Dragon the following schedules, which are collectively referred to as the "Company Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the principal executive officer of the Company to be complete, true, and accurate in all material respects as of the date of this Agreement:

(a) a schedule containing complete and accurate copies of the Articles of Incorporation and Bylaws of the Company as in effect as of the date of this Agreement;

(b) a schedule containing the financial statements of the Company identified herein;

(c) a certified list from the Company's Transfer Agent setting forth the name and address of each shareholder of the Company together with the number of shares owned by him, her or it;

(d) a schedule containing a description of all real property owned by the Company, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

(e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which the Company carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of the Company);

(f) a schedule listing the accounts receivable and notes and other obligations receivable of the Company as of June 30, 2004, or thereafter other than in the ordinary course of business of the Company, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such debtor;

(g) a schedule listing the accounts payable and notes and other obligations payable of the Company as of June 30, 2004, or that arose thereafter other than in the ordinary course of the business of the Company, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by the Company respecting such obligations;

(h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of the Company since March 31, 2004;

(i) a schedule listing any and all federal, state and local tax identification numbers of the Company and containing complete and correct copies of all federal, state and local tax returns filed by the Company; and

(j) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed by the Company. Any fact known to be, or to the best knowledge of the Company after reasonable investigation, reasonably believed to be, contrary to the representations, covenants, and warranties made in Article II are required to be disclosed in the Company Schedules pursuant to this Section 2.17(j).

     The Company shall cause the Company Schedules and the instruments and data delivered to Dragon hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by the Company. The Company shall have until July 28, 2004 to provide such schedules, except in the case of providing the unaudited balance sheet of the Company and the related statement of operations and cash flows for the three (3) months ended June 30, 2004 and the schedules listing accounts receivable and accounts payable as of such date, the Company shall have until August 23, 2004. If the Company cannot or fails to provide the schedules required by this Section, or if Dragon or the Dragon Shareholder find any such schedules or updates provided after the date hereof to be unacceptable, Dragon or the Dragon Shareholder may terminate this Agreement by giving written notice to the Company within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, the Dragon may consider a disclosure in the Company Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial condition of the Company, taken as a whole.

Section  2.18  Valid  Obligation.  This  Agreement  and  all  agreements  and
               -----------------
     other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

Section  2.19  Liabilities.  The  Company  acknowledges  that  it  will
               -----------
          have  no  liabilities  outstanding  on  the  Closing  Date.

Section  2.20  Reporting  Requirements  of  the  Company.  The  Company  is
               ------------------------------------------
     subject to the reporting and filing requirements of the Securities Exchange Act of 1934 ("the Exchange Act') including (1) the periodic reporting requirements and (2) the Proxy Rules set forth thereunder. The Company and its officers, directors, and beneficial owners are subject to the provisions of the Exchange Act Section 16 relating to short-swing profit recapture, reports of beneficial ownership and short sale prohibitions and the Company and its officers, directors, and beneficial owners have timely complied in all respects with the filing requirements of the Exchange Act.

Section  2.21  Quotation  on  the  OTC  Bulletin  Board.  The  Company's  Common
               ----------------------------------------
     Stock is quoted on the OTC Bulletin Board under the symbol "DRGO" and the Company will retain such quotation on the OTC Bulletin Board until the Closing of the transactions contemplated herein.

Section  2.22     Approval  of  the Exchange by the Company's Shareholders.  The
                  --------------------------------------------------------
     transactions contemplated by this Agreement do not require the approval of the Company's shareholders and the Company is not required to file a Schedule 14A or 14C with the Securities and Exchange Commission as a result of this Agreement.

Section 2.23 The Directors of the Company shall have approved the Exchange Offer and the related transactions described herein.

Section 2.24 Approval of the Exchange Offer and related transactions by the Company's shareholders is not required by Nevada law or the Company's Articles of Incorporation or Bylaws or any amendments thereto.


                                  ARTICLE III

                                PLAN OF EXCHANGE

Section  3.01  The  Exchange.  (i)  On  the  terms  and  subject  to  the
               -------------
     conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.02), each Dragon Shareholder who shall elect to accept the Exchange Offer described herein shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Dragon set forth herein, in the aggregate constituting 100% of the issued and outstanding shares of common stock of Dragon. After the acquisition of 100% of the outstanding shares of Dragon, Dragon shall become a wholly or majority owned subsidiary of the Company.

Section 3.01(ii) The Dragon Shareholder will receive 165,000 Post-Split share(s) of the Company's common stock for every one (1) share of Dragon common stock held or an aggregate amount of 16,500,000 Post-Split shares of the Company's Common Stock. Following the execution of this Agreement and the Stock Purchase Agreement, the Dragon Shareholder shall own 16,500,000 Post-Split shares out of 66,896,794 Post-Split shares outstanding in the Company, representing Twenty-Four and Sixty-Six One Hundredths percent (24.66%) of the Company's then outstanding Common Stock.

Section  3.02  Closing.  The  closing  ("Closing")  of  the  transaction
               -------
     contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than July 19, 2004, subject to the right of the Company or Dragon to extend such Closing Date by up to an additional ten (10) days. Such Closing shall take place at a mutually agreeable time and place. At Closing, or immediately thereafter, the following will occur:

a) The Dragon Shareholder shall surrender the certificates evidencing at least 100% of the shares of Dragon stock, duly endorsed so as to make the Company the sole owner thereof;
b) The Company will issue and deliver 16,500,000 newly issued Post-Split treasury shares of the Company's Common Stock in the name of the Dragon Shareholder in accordance with this Agreement;
c) At Closing, the sole Director of the Company shall increase the number of Directors to three (3) Directors and appoint Johannes Petersen and Xiaojun ("Albert") Cui as Directors to fill vacancies created by such increase. After making these appointments, the sole Director shall resign and the remaining Directors shall decrease the number of Directors from three (3) to two (2) Directors;
d) At Closing, the sole Director of Dragon shall appoint Johannes Petersen to serve as a Director and as President and then the sole Director Dragon shall resign; and
e) At the Closing, the Company, Dragon and each of the Dragon Shareholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. Among other things, the Company shall provide an opinion of counsel acceptable to Dragon as to such matters as Dragon may reasonably request, which shall include, but not be limited to, a statement, to the effect that to such counsel's best knowledge, after reasonable investigation, from inception until the Closing Date, the Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability (such compliance including, but not being limited to, the filing of all reports to date with federal and state securities authorities).

Section  3.03  Name  Change.  Prior  to  the  Closing,  the  Company
               -------------
     changed its name from Folix Technologies, Inc. to Dragon Gold Resources, Inc., pursuant to a Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on June 1, 2004, that took effect on June 14, 2004.

Section  3.04  Tradability  of  Shares.  The  shares  of  the  Common  Stock  of
               ------------------------
     the Company to be issued to the Dragon Shareholder have not been registered under the 1933 Act, nor registered under any state securities law, and are "restricted securities" as that term is defined in Rule 144 under the 1933 Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act. The shares to be issued to the Dragon Shareholder will bear the following restrictive legend: "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS."

Section  3.05  Anti-Dilution.  The  number  of  shares  of  the  Company's
               -------------
     Common Stock issuable upon the Exchange Offer shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Company's Common Stock which may occur (i) between the date of the execution of this Agreement and the Closing Date.

Section  3.06  Termination.
               ------------

(a) This Agreement may be terminated by the Board of Directors of either the Company or Dragon or by the Dragon Shareholder at any time prior to the Closing Date if:

(i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange;

(ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange; or

     (iii) if less than one hundred percent (100%) of the Dragon Shareholders agree to the Exchange Offer.

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

(b) This Agreement may be terminated by the Board of Directors of the Company at any time prior to the Closing Date if:

(i) the Board of Directors of the Company determines in good faith that one or more of the Company's conditions to Closing has not occurred, through no fault of the Company.

(ii) The Company takes the termination action specified in Section 1.17 as a result of Dragon Schedules or updates thereto which the Company finds unacceptable; or

(iii) Dragon shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Dragon contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

If this Agreement is terminated pursuant to this paragraph, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Dragon shall bear the costs in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities to be issued in the Exchange under the registration requirements, or exemption from the registration requirements, of state and federal securities laws.

(c) This Agreement may be terminated by the Board of Directors of Dragon or by the Dragon Shareholder at any time prior to the Closing Date if:

(i) there shall have been any change after the date of the latest balance sheet of the Company in the assets, properties, business or financial condition of the Company which could have a material adverse effect on the financial statements of the Company listed in Section 2.04(a) and 2.04(b) taken as a whole, except any changes disclosed in the Company Schedules;

(ii) the Board of Directors of Dragon determines in good faith that one or more of Dragon's conditions to Closing has not occurred, through no fault of Dragon;

(iii) Dragon takes the termination action specified in Section 2.17 as a result of the Company Schedules or updates thereto which Dragon finds unacceptable;

(iv) on or before July 8, 2004, if Dragon notifies the Company that Dragon's investigation pursuant to Section 4.01 below has uncovered information which it finds unacceptable by the same criteria set forth herein; or

(v) The Company shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of the Company contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

If this Agreement is terminated pursuant to this paragraph, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

     No revenue ruling or opinion of counsel will be sought as to the tax-free nature of the subject Exchange and such tax treatment is not a condition to Closing herein.

                                   ARTICLE IV

                                SPECIAL COVENANTS

Section  4.01  Access  to  Properties  and  Records. The Company and Dragon will
               ------------------------------------
     each afford to the officers and authorized representatives of the other full access to the properties, books and records of the Company or Dragon, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or Dragon, as the case may be, as the other shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. In order that each party may investigate as it may wish the business affairs of the other, each party shall furnish the other during such period with all such information and copies of such documents concerning the affairs of it as the other party may reasonably request, and cause its officer, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the other parties all material facts affecting its financial condition, business operations, and the conduct of operations. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), the Company shall provide Dragon with quarterly internally prepared and unaudited financial statements for all periods up to the date of Closing.

Section  4.02  Delivery  of  Books,  Recordsand  Accounts.     At  the  Closing,
               ------------------------------------------
     Dragon shall deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents of Dragon now in the possession of Dragon or its representatives. At the Closing, the Company shall execute such documents as are necessary to make Johannes Petersen or such other person or persons designated by Dragon, the authorized signor on all of the Company's bank accounts or other accounts maintained by the Company at financial institutions.

Section  4.03  Third  Party  Consents  and  Certificates.  The  Company  and
               ------------------------------------------
     Dragon  agree  to  cooperate  with  each   other  in order  to  obtain  any
     required third party consents to this Agreement and the transactions herein contemplated.

Section  4.04  Consent  of  Dragon  Shareholder.  Dragon  shall  use  its   best
               --------------------------------
     efforts to obtain the consent of the Dragon Shareholder to participate in the Exchange.

Section  4.05     Exclusive  Dealing  Rights.  Until  5:00 P.M. Eastern Daylight
                  --------------------------
          Time  on  July  18,  2004.

(a) In recognition of the substantial time and effort which the Company has spent and will continue to spend in investigating Dragon and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Dragon, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than the Company and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Dragon) or similar transactions involving Dragon (all such transactions being referred to as " Dragon Acquisition Transactions"). If Dragon receives any proposal with respect to a Dragon Acquisition Transaction, it will immediately communicate to the Company the fact that it has received such proposal and the principal terms thereof.

(b) In recognition of the substantial time and effort which Dragon has spent and will continue to spend in investigating the Company and its business and  in  addressing  the  matters  related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither the Company, nor any of its officers, employees, representatives, shareholders or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than Dragon and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the Common Stock of the Company or similar transactions involving the Company (all such transactions being referred to as "Company Acquisition Transactions"). If the Company receives any proposal with respect to a Company Acquisition Transaction, it will immediately communicate to Dragon the fact that it has received such proposal and the principal terms thereof.

Section  4.06  Actions  Prior  to  Closing.
               ----------------------------

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the Company Schedules or Dragon Schedules or as permitted or contemplated by this Agreement, the Company and Dragon respectively (subject to paragraph (b) below), will each:

(i) carry on its business in substantially the same manner as it has heretofore;

(ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after the date of this Agreement until the Closing Date, neither the Company nor Dragon will:

(i) make any changes in their Articles of Incorporation, Memorandum of Association, Bylaws or Articles of Association, as the case may be,, except as otherwise provided in this Agreement;

(ii) take  any  action  described  in  Section 1.07 in the case of Dragon, or in
     Section 2.07, in the case of the Company (all except as permitted therein or as disclosed in the applicable party's schedules);

(iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv) sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

Section  4.07  Indemnification.
               ----------------

(a) The Company hereby agrees to indemnify Dragon and each of the officers, agents, and directors of Dragon and the Dragon Shareholder as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made by the Company under this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

Section  4.08     Indemnification  of  Subsequent  Corporate  Actions.
                  ---------------------------------------------------

(a) No officer, director, controlling shareholder, agent or representative of the Company, or any other person currently affiliated with the Company, has offered or agreed to assist in the promotion, market making, development, enhancement, or support of the Company's business, capital raising, or securities market.

(b) Dragon hereby represents and warrants that it will indemnify and hold harmless any officer, director, controlling shareholder, agent or representative of the Company, or any other person affiliated with the Company, from any decisions, activities, or conduct of the Company contemporaneous with, or subsequent to this Agreement.

Section  4.09  Audited  Financial  Statements.  The  Company  shall  file
               -------------------------------
     audited  financial   statements of Dragon as  required  by  the  Securities
     and Exchange Commission within seventy-five (75) days from the date of Closing.

Section  4.10  Blue  Sky  Manual  Exemption.     The  Company  shall  file  with
               -----------------------------
     Standard & Poor's or Moody's within one hundred twenty (120) days from the date of Closing.


                                    ARTICLE V

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section  5.01  Accuracy   of  Representations  and - Performance  of  Covenants.
               -----------------------------------------------------------------
     The representations and warranties made by Dragon in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Dragon shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Dragon prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of Dragon and dated the Closing Date, to the foregoing effect.

Section  5.02  Officer's   Certificate.     The   Company  shall   have   been
               -----------------------
     furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Dragon to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Dragon threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Dragon Schedules, by or against Dragon, which might result in any material adverse change in any of the assets, properties, business, or operations of Dragon.

Section  5.03  No  Material  Adverse  Change.   Prior  to  the   Closing   Date,
               ------------------------------
     there shall not have occurred any material change in the financial condition, business, or operations of Dragon nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 1.17.

Section  5.04  Approval  by  Dragon  Shareholder.   The  Exchange   shall   have
               ---------------------- -----------
     been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than eighty percent (80%) of the outstanding common stock of Dragon.

Section  5.05  No  Governmental  Prohibition.     No   order,   statute,   rule,
               ------------------------------
     regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section  5.06  Consents.  All  consents,  approvals,   waivers   or   amendments
               --------
     pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and Dragon after the Closing Date on the basis as presently operated shall have been obtained.


                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF DRAGON
                           AND THE DRAGON SHAREHOLDER

     The obligations of Dragon and the Dragon Shareholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section  6.01  Accuracy  of  Representations  and   Performance  of   Covenants.
               -----------------------------------------------------------------
     The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied all conditions set forth herein prior to or at the Closing. Dragon shall have been furnished with a certificate, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

Section  6.02  Officer's  Certificate.   Dragon  shall   have   been   furnished
               ----------------------
     with a certificate dated the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

Section  6.03  No  Material  Adverse  Change.     Prior  to  the  Closing  Date,
               ------------------------------
     there shall not have occurred any change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 2.17.

Section  6.04  No  Governmental  Prohibition.  No  order,        statute,  rule,
               ------------------------------
     regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section  6.05  Consents.     All  consents,  approvals,  waivers  or  amendments
               --------
     pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and Dragon after the Closing Date on the basis as presently operated shall have been obtained.

Section  6.06  Other  Items.  Dragon  shall   have  received  further  opinions,
               ------------
     documents, certificates, or instruments relating to the transactions contemplated hereby as Dragon may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

Section  7.01  No  Bankruptcy  and  No  Criminal  Convictions.     None  of  the
               -----------------------------------------------
     Parties to the Agreement, nor their officers, directors or affiliates, promoters, beneficial shareholders or control persons, nor any predecessor thereof have been subject to the following:

(a) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer within the past five (5) years;

(b)  Any  conviction  in  a  criminal  proceeding  or being subject to a pending
     criminal  proceeding  (excluding   traffic   violations   and  other  minor
     offenses);

(c) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(d) Being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the "SEC") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section  7.02  Broker/Finder's  Fee.   No  broker's  or  finder's  fee  will  be
               --------------------
     paid in connection with the transaction contemplated by this Agreement other than fees payable to persons registered as broker-dealers pursuant to
     Section 15 of the Securities Exchange Act of 1934. The Company and Dragon agree that, except as set forth herein and on Schedule 7.02 attached hereto, there were no brokers or finders involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Company and Dragon each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section  7.03  Governing  Law  and  Arbitration.      This  Agreement  shall  be
               --------------------------------
     governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Texas without giving effect to principles of conflicts of law thereunder. All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All arbitrators shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an "expert" with respect to such subject matter. The governing law for the purposes of any arbitration arising hereunder shall be in Texas. The prevailing party shall be entitled to receive its reasonable attorney's fees and all costs relating to the arbitration. Any award rendered by arbitration shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction.

Section  7.04     Notices.  Any  notice  or  other  communications  required  or
                  -------
     permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

     If to the Company, to:          Gregory  Corcoran
                                     Dragon  Gold  Resources,  Inc.
                                     205-1072  Davie  Street
                                     Vancouver,  British  Columbia
                                     Canada  V6E  1M3


     If to Dragon, to:               Raoul  Tsakok
                                     Dragon  Minerals  Holdings  Inc.
                                     900-789  West  Pender  Street
                                     Vancouver,  British  Columbia
                                     Canada  V6C  1H2


     With copies to:                 David  M.  Loev,  Attorney  at  Law
                                     2777  Allen  Parkway
                                     Suite  1000
                                     Houston,  Texas  77019

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section  7.05  Attorney's  Fees.         In   the   event  that   either   party
               ----------------
     institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section  7.06  Confidentiality.    Each  party  hereto  agrees  with  the  other
               ---------------
     that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section  7.07  Public  Announcements  and  Filings.         Unless  required  by
               ------------------------------------
     applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section  7.08     Schedules;  Knowledge.  Each  party  is  presumed to have full
                  ---------------------
     knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section  7.09  Third  Party  Beneficiaries.         This  contract  is  strictly
               ----------------------------
     between the Company and Dragon and the Dragon Shareholder, and, except as specifically provided, no director, officer, stockholder (other than the Dragon Shareholder), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section  7.10  Expenses.  The  Company  and  Dragon  each  hereto  agree  to pay
               ---------
     its own costs and expenses incurred in negotiating this Agreement including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby, and those costs and expenses incurred in consummating the transactions described herein. The Company and Dragon specifically agree that Dragon will complete an audit of Dragon's financial statements pursuant to form and content of and requirements for financial statements as provided in Regulation S-X promulgated by the Securities and Exchange Commission (the "Audit") within seventy-five (75) days of July 8, 2004, and that Dragon will pay all expenses, fees and other costs associated with the Audit.

Section  7.11  Entire  Agreement.       This  Agreement  represents  the  entire
               ------------------
     agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section  7.12  Survival;  Termination.        The  representations,  warranties,
               -----------------------
     and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

Section  7.13  Counterparts.    This  Agreement  may  be  executed  in  multiple
               ------------
     counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section  7.14  Amendment  or  Waiver.        Every  right  and  remedy  provided
               ----------------------
     herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section  7.15  Best  Efforts.   Subject  to  the  terms  and  conditions  herein
               -------------
     provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section  7.16  Faxed  Copies.        For   purposes   of   this   Agreement,   a
               --------------
          faxed  signature  will  constitute  an  original  signature.

Section  7.17  Severability.       The   invalidity   or   unenforceability   of
               -------------
     any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

                              Dragon  Gold  Resources,  Inc.


                              BY:   /s/ Gregory Corcoran
                                    Gregory  Corcoran,  Chief  Executive Officer


                              Dragon  Minerals  Holdings  Inc.


                              BY:   /s/ Raoul Tsakok
                                    Raoul  Tsakok

DRAGON  SHAREHOLDER:


/s/ Raoul Tsakok_______________________________________
Raoul  Tsakok               100  shares

Schedule  1.08

               GEOLOGY OF GOLD DEPOSITS IN SHAANXI PROVINCE, CHINA

TABLE  OF  CONTENT
    1.    INTRODUCTION
    2.    REGIONAL  GEOLOGY  OF  GOLD  PROVINCE
          2.1.  Xiao  Qinling  Gold  Province
          2.2.  Qinling  Gold  Province
          2.3.  Southern  Shaanxi  Gold  Province
    3.    Ore  District  Geology  of  Gold  Deposits
          3.1.  Shaliang  Zi  Silver-Gold  Multi-Metallic  Ore  Deposits
          3.2.  Northern  Xunyang  Gold  Ore  Field
          3.3.  Wangjia  Ping  -  Xinchang  Copper  Ore  Deposit
          3.4.  Anjia  Qi  Gold  Deposit
          3.5.  Shuimo  Ping  Au-As  Ore  Deposit
          3.6.  Yinpan  Ag-Sb  Ore  Deposit
          3.7.  Aigao  Gou  Gold  Ore  Deposit
          3.8.  Huangbai  Yuan  Gold  Depositt
          3.9.  Yingchang  Gou  -  Gumu  Gou  Multi-metallic  Ore  Deposit
          3.10.  Huangjinmei  Gold  Ore  Deposit
          3.11.  Shiquan  Yangpin  Wuan  Gold  Ore  Deposit
          3.12.  Taiyu  Gold  Deposit
TABLES
     TABLE 1. Summary of gold ore properties in Shaanxi province, China ILLUSTRATIONS
     FIGURE 1. Regional geological setting of gold deposits in Shaanxi Province, China
     FIGURE  2.  Location  of  gold  ore  deposits in southern Shaanxi Province,
                 China.

1.  INTRODUCTION
     Most multi-metallic and gold deposits in Shaanxi province, China, are located in the Qinling mountain belt and surrounding regions (Figure 1). The gold deposits can be divided approximately into three gold provinces, namely
Xiao Qinling, Qinling, and Southern Shaanxi gold provinces. The No. 12 gold property is located within the Xiao Qinling gold province, the Qinling gold province include the No. 1, 4, 5, 6, 7, 8, and 10 gold properties, and the other ore properties of No. 2, 9, and 11 belong to the Southern Shaanxi gold province (Figure 1).

2.  REGIONAL  ORE  GEOLOGY  OF  GOLD  PROVINCES

2.1.  Xiao  Qinling  Gold  Province  (No.  12)
     The Xiao Qinling gold province, located between Tongguan in Shaanxi and Lingbao in Henan province (Figure 1), is currently the second largest gold producing area in China. Annual production is about 15-23 t Au. The Xiao Qinling area is underlain by gneiss, marble, quartzite, migmatite, and amphibolite of the Late Archean Taihua Group. Indosinian alkalic porphyries and dykes and Yanshanian granites are widespread. The Wenyu granite (just west of Tongguan) intruded the central part of the gold-rich area, and is exposed over an area of about 20 km2. Regional structures are dominated by the E-W-trending, north-dipping, 60-km-long Maxundao deep fault zone (from Tongguan to Lingbao). A series of large gold deposits, with total resources of 300-450 t Au, occur at intersections of second-order WNW-EW-striking faults with NE- and NW-striking faults to the north of the first-order Maxundao fault zone. From west to east in the Xiao Qinling gold province, gold deposits hosted in rocks of the Taihua Group are concentrated in three gold fields, i.e., the Tongyu, Wenyu and gold fields. A series of 4- to 20-m-wide and 4-km-long quartz veins lie within second-order faults. Lesser amounts of gold occur in altered rocks along ductile-brittle shear zones and in breccia bodies. More than 1,200 gold-bearing quartz veins have been discovered in this part of the Qinling gold province. Ores are noted to contain pyrite, galena, sphalerite, and minor magnetite, scheelite, wolframite, molybdenite, stibnite, pyrrhotite, and gold. The gangue minerals comprise quartz, calcite, ankerite, minor rutile, barite, siderite, and fluorite. The alteration halos around quartz veins or shear zones comprise mainly quartz, sulfide minerals, white mica, and carbonate minerals, with lesser chlorite, epidote, and biotite.

A few large gold deposits in areas of Proterozoic basement in the Xiao Qinling area, i.e., Kangshan, Shanggong, and Qiyugou, are controlled by a group of NE-striking faults and shear zones, which are the second-order structures to another major E-W-striking fault zone. The Shanggong ( 30 t Au) and Kangshan ( 20 t Au) deposits are located in the 33-km-long, NE-trending Kangshan-Qiliping ductile-brittle shear. Mineralization is hosted in Mesoproterozoic felsic to intermediate volcanic rocks. The steeply dipping orebodies are 250- to 750-m-long and 1- to 2.8-m-wide veins filling brittle structures, lenses in tension gashes, alteration bands along shear zones, and brecciated country rock. The ores commonly contain anomalous Ag, Te, and Pb concentrations. Alteration halos around the orebodies are characterized by a 1- to 3-m-wide proximal sulfide-ankerite-muscovite zone, a 1- to 20-m-wide pyrite-ankerite-muscovite-chlorite transitional zone, and a 50-m-wide distal chlorite-calcite zone.

2.2.  Qinling  Gold  Province  (No.  1,  4,  5,  6,  7,  8,  and  10)

     In the Qinling gold province, to the west of the Xiao Qinling gold province, many recently discovered orogenic gold deposits occur in the Qinling Mountain (Figure 1). The ores are confined to an ENE trending belt of Devonian and Carboniferous flysch, which was highly-deformed and regionally-metamorphosed during Indosinian collision between the North China and Yangtze cratons. Granites, mainly granodiorites and monzogranites, also were intruded throughout the western Qinling province between 240 and 180 Ma. The belt extends from near Lixian in Gansu Province to Zhenan in Shaanxi Province (Figure 2), over an area 600 km long and 3 km wide. A resource exceeding 300 t Au has been identified in the Liuba Pangjiahe, Baguamiao, Shuangwang, and Maanqiao orogenic gold deposits (Figures 1 and 2), as well as many smaller deposits. The major ore bodies are localized by the intersection of NE and NW structures with the regional EW-WNW-striking fold and shear zones, mostly dipping 50-70N. Gold occurs in small quartz stockworks and veinlets along major ductile shear zones (e.g., Baguamiao), disseminated in wall rocks along brittle fractures in hornfels zones (e.g., Liuba), or in large breccia zones (e.g., Shuangwang).

2.3.  Southern  Shaanxi  Gold  Province  (No.  2,  3,  9,  and  11)

     The southern Shaanxi Gold Province is located tectonically in the eastern part of Liuba-Baihe rift-sedimentary basin, at which the southern Qinling Indosinian fold belt merges with the northern Daba Shan fold belt and the northern margin of the Yangtz platform. Multiple stage structures on different scales were developed because of the late Caledonian regional uplift, the horizontal shearing of Hercynian extension, Indo-China orogenesis, and Indo-China-Yanshanian thrust faulting. Gold ores are mainly hosted by carbonate, siliciclastic, tuffaceous sedimentary or meta-sedimentary rocks, particularly argillaceous limestone, calcareous sillstone, and silty argillite of early Paleozoic to Triassic age, controlled by secondary geological structures such as folds, faults, and shear fractures. The gold properties No. 2, 9, and 11 are located within this gold province (Figures 1 and 2). Though the property No. 3 is also in the southern Shaanxi province, it is located tectonically in an area called Chuan-Shaan-Gan gold triangular zone.

3.  ORE  DISTRICT  GEOLOGY  OF  GOLD  DEPOSITS

     The available geology features of individual gold ore deposits are described in the following section. The order or number of each ore deposit is labeled the same as in Figures and 2 (see Table 1 for other information of these gold deposits).

3.1.  Shaliang  Zi  Silver-Gold  Multi-Metallic  Ore  Deposits

This ore deposit is located in the Qinling gold province, along the both sides of the Shang-dan fault. Major exposed formations consist of amphibolite, marble, and argillaceous meta-sandstone, calcareous sillstone, and quartz meta-sandstone. Shear zones were well developed locally and folds are complex.

3.2.  Northern  Xunyang  Gold  Ore  Field

The gold field geologically is located in the eastern part of Liuba-Baihe rift-sedimentary basin (Southern Shaanxi gold Province). The multiple geological events provided the environment for the gold and other ore mineralizations. The northern gold mineralization belt is 55-km long in east-west direction and 5-8 km wide, mainly controlled by fracture zones associated with Nanyang fault. Three gold ore deposits, Xiaohe, Huijia Gou, Qingtong Gou deposits, and seven gold ore sites occur in this major metallogenic belt. The southern belt is about 25-km long in east-west direction and 2-3.5 km wide, mainly controlled by upper Silurian silty phyllite. Along the southern wing of the Nangyang Shan synclinorium, the Xiangling gold deposit, Shuishi Gou, Gongjia Shan, Caojia Gou, and Jiaosha Zai gold ore sites occur in this belt. For Huijia Gou and Xiaohe gold deposit, gold-bearing minerals are pyrite and asernopyrite, gold occurs mainly as submicron grains in host minerals, and some in interstititial spaces between mineral grains or in microfractures, and the hosting rocks are silty phyllite, quartz/dolomite vein, and breccis, having features of "Carlin-type" gold deposits. Preliminary dressing test results in a refined-gold grade of 45 g/T from the original grade of 3.2 g/T, with 80% recovery. Large Hg-Sb and Pb-Zn ore deposits occur in the ore field, associated with the gold mineralization zones.

Ore bodies vary in shape and size, normally from tens upto two hundred meters long and one meter thick, occurring along bedding or in fracture zones. Controlled gold reserve is 14.58 tonnes of grade C+D+E (80x80 m or coarser ore control), with gold grade of 0.8-56 g/T. Additional perspective potential gold resource is speculated as 117 tonnes.

3.3.  Wangjia  Ping  -  Xinchang  Copper  Ore  Deposit

It is located tectonically in the Chuan-Shaan-Gan Triangular zone, within the Guanping-Yangpingguan brittle-ductile deformation zone. The upper Proterozoic marine-volcanic sediments were exposed in the area, with intrusions of quartz diorites. Alterations that are well consistent with the copper anomalies occur with high concentration, well-zoned, in a large area. About 10 sites of multi-metallic ores have been discovered.

3.4.  Anjia  Qi  Gold  Deposit

This gold ore deposit is controlled by the Shangdan fault and the secondary fracture and foliation zones with east-west strike. The eastern part dips 70-85 N and the western part dips 60-82 S. Eight gold ore bodies were discovered in the district.

3.5.  Shuimo  Ping  Au-As  Ore  Deposit

The ore deposit is located within the occurrence zone of Caboniferous slates and Devonian argillaceous slates, controlled by the Guanlingzi - Dashishang fault. The Au-As anomaly occurs in zones intensively.

3.6.  Yinpan  Ag-Sb  Ore  Deposit

The Changpin-Yakoushi fault cut through the ore district in east-west direction. The middle to upper Devonian and lower Triassic carbonaceous clastic rocks are extensively exposed on the northern side of the fault and low-grade middle-upper Silurian meta-clastic rocks occur in the southern wing of the fault. The Guandoushan granites and Jiuzigou granitic porphyry occur in the region. Various types of veins were well developed and ore alternations occur in zones.

3.7.  Aigao  Gou  Gold  Ore  Deposit

A gold-bearing structured breccia zone extends 12 km with a width of 10-500 m in the area.

3.8.  Huangbai  Yuan  Gold  Dpeosit

The gold district is located in the middle part of the Hercynian - Indosinian gold mineralization zones in Southern Qinling. The exposed formations include Devonian clastic rocks and carbonates, and lamprophyre veins also occur. The region has undergone strong mineralization and tectonic activities with good zonation of gold anomaly. Gold mineralization zone is 12 km long, controlled by brittle-ductile fractures and along-bed shear structures.

3.9.  Yingchang  Gou  -  Gumu  Gou  Multi-metallic  Ore  Deposit

This ore deposit is located in the eastern part of the Pb, Zn, Au, Hg, Sb mineralization belt of the Indosinian Qinling fold belt. The Silurian - Carboniferous clastic and limestone were exposed in the region with well-developed E-W extending folds and faults. The gold-mineralization was controlled by formations, folds, and fault breccia zones.

3.10.  Huangjinmei  Gold  Ore  Deposit

No geology information is available. Five ore bodies were discovered with length of 60 - 890 m and thickness of 0.56 - 6.18 m, extending in depth of 126 - 493 m.

3.11.  Shiquan  Yangpin  Wuan  Gold  Ore  Deposit

The ore-bearing formations are the Silurian Meiyazi group. Ore bodies occur in the carbonaceous silicalites, meta-clastic rocks. Gold ores are mainly hosted in sulphide-bearing two-mica quartz schist and carbonaceous two-mica quartzite. Gold-bearing minerals are pyrite, quartz, chalcopyrite, and pyrrhotite. Wallrock alternations mainly are silicification and pyritization. Near the surface were discovered three gold-mineralization zones with eight ore bodies. The ore bodies have 350 - 1300 m long, 0.4 - 7 m thick, with an average gold grade of 1.0 - 11 g/t.

3.12.  Taiyu  Gold  Deposit

The ore deposit is located in the southern wing of the Dayueping - Jinnuoban fold. The mainly exposed rocks include Taihuaqun group. The magmatites are mainly acidic and intruded as plutons. Also basic magmatites occur in veins. Faults and fractures are the major ore-control structures in NE, near SN and EW strikes. The SN group of structures was most developed, in which most ore bodies occur. In part of the whole region, three gold ore quartz veins were discovered with control length of 700 - 900 m. Ore bodies have been delineated in the three veins with thickness of 0.5 - 2 m, length of 60 - 90 m, and average gold grade of 8-25 g/t.

             GOLD ORE DEPOSITS IN SOUTHERN SHAANXI PROVINCE, CHINA*
                 *see map for ore deposit numbers and locations
 (1 t = 32151 oz = 2681 lb; 1 oz = 31.103 g; t - tonne; oz - ounce; pound - lb)






  #  NAME                RESOURCE / RESERVE                         PREVIOUS WORK                      FUTURE WORK
     ------------------  -----------------------------------------  ---------------------------------  ----------------------

  1  Shaliang Zi Ag-     Three paralleling E-W Au-Ag-Cu             1:10,000                           Aditting 500 m,
     Au Multi-           mineralization zones; about 20 Au-         geological and ore                 trenching 5000 m3,
     metallic Ore        mineralization sites; Locally estimated    deposit survey                     geochemical
     Deposits            D-E grade gold reserve of 50 T (1.60                                          prospecting section
     Exploration,        MILLION OZ).                                                                  of 20 km.
     Zhouzhi County     (type ?)
 --  ------------------  -----------------------------------------  ---------------------------------  ----------------------
  2  Nothern             Coarsely controlled gold reserve 14.6 T    District                           Densify deep
     Xunyang             (0.45 MILLION OZ) and perspective gold     geochemical gold                   controls, local
     Deposits            resource of 117 T (3.7 MILLION OZ)         prospecting; gold                  detailed exploration;
     Exploration         (type: likely lode and Carlin type)        ore deposit survey                 drilling 8000 m;
                                                                                                       pitting 4000 m;
     See "               (Arsenic micro-grained disseminated                                           trenching 5000 m3;
     PRELIMINARY         gold ores)
     EVALUATION
     REPORT ON THE
     NORTHEN
     XUNYANG GOLD
     FIELD, SHAANXI,
    CHINA" for details
 --  ------------------  -----------------------------------------  ---------------------------------  ----------------------
  3  Wangjia Ping -      8 Cu ore bodies with grade of 1.24-        drilling of 6080 m,                Drilling 10,000 m,
     Xinchang            5.34%, average  3%. Controlled C, D,       aditting of 2104 m,                pitting 8000 m,
     Copper Ore          E grade Cu of 0.11 MILLION T (294.9        trenching of 16000                 trenching 6000 m3
     Deposit             MILLION LB); perspective Cu resources      m; 1:10000                         with geophysical and
     Exploration,        of 0.6 MILLION T (1,608.5 MILLION LB)      comprehensive                      geochemical
     Ningqiang           Cu, 20 THOUSAND T (53,619,000 LB) Pb-      geophysical                        explorations.
     County              Zn, minor Au-Ag ores. (type ?)             prospecting of 28
                                                                    km2 and
                                                                    geochemical
                                                                    prospecting of 35
                                                                    km2.
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  4  Aijia Qi Gold       8 delineated gold ore bodies with          Geological survey;                 Drilling 10,000 m,
     Ore Exploration,    length of 200-1528 m and thickness of      identification of                  pitting 5000 m,
     Zhouzhi County      0.8-4.8 m; gold grade - 3.46-28.33 g/t,    geological                         trenching 50,000 m3
                         Ag grade - 18.40-96.44 g/t; controlled     structures,                        for surface and deep
                         gold resource 24 T (0.77 MILLION OZ);      characteristics of                 controls.
                         50-T (1.6 MILLION OZ) perspective gold     rocks and minerals
                         resource and  15-T (0.48 MILLION OZ)       and dressing and
                         recoverable gold.                          recovery.

                         (type: fault and foliation controlled)
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  5  Shuimo Ping Sb-     Delineated 5 ore blocks of 1000-3000-      1:50,000 regional                  Drilling 4000 m and
     Au-As Ore           m long, 400-m wide, and 35 Sb-Au-As        survey and                         aditting 2000 m.
     Deposit             mineralization zones of 120-400-m          1:10,000
     Exploration         long and 1.72-7.21-m thick; Sb grade       geological mapping
                         of 0.51-41.91%, gold grade of  0.30-       and geochemical
                         21.58 g/t, and As grade of 5-36%;          prospecting in
                         perspective controllable 0.1 million t     major
                         (268.0 MILLION LB) Sb resource and 6-T     mineralization
                         (0.19 MILLION OZ) gold resource. (type:    zones; preliminary
                         fracture controlled)                       trenching, aditting,
                                                                    and drilling;
 --  ------------------  -----------------------------------------  ---------------------------------  ----------------------
  6  Yingpan Ag-Sb       16-km-long and 5-km-wide                   Systematic                         Drilling 4000 m,
     Ore Exploration,    mineralization zone; one Ag-Sb and         1:50,000 and                       pitting 2000 m, and
     Liuba County        one Ag-Cu ore deposits with multiple       1:10,000                           trenching 6000 m3.
                         mineralization sites; controlled 170-T     geochemical and
                         (5.4 MILLION OZ) Ag reserve with           geological
                         average grade of 386-485 g/t, 20,000 T     measurements;
                         (53.6 MILLION LB) Cu reserve with          of 1300 m and
                         average grade of 1.69-4.3% and 7200-t      trenching of 15000
                         Sb with average grade of 1.81%;            m3.
                         perspective reserves of 2000-T (64.3
                         MILLION OZ) AG, 0.3 MILLION T (804.2
                         MILLION LB) CU, 0.1 MILLION T (268.1
                         MILLION LB) SB, AND 5-T (0.16 MILLION
                         OZ) GOLD. (type ?)
 --  ------------------  -----------------------------------------  ---------------------------------  ----------------------
  7  Aigao Gou Gold        10 T (0.3 MILLION OZ) of D+E grade       Trenching                          Experiments on ore
     Mine                gold reserve; 3.3 million t of ores with   discovered the 12-                 dressing and gold
     Exploration and     average grade of 3.6 g/t                   km-long, 10 to                     recovery; exploration
     Development                                                    500-m-wide gold-                   and mining
                         (type:?)                                   bearing zones;                     engineering;
                                                                    adits were partly                  developing mining
                                                                    done in middle parts;              factory
                                                                    small scale
                                                                    of heap leaching
                                                                    was conducted on
                                                                    surface gold ores.
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  8  Huangbai Yuan       E-W 15-km-long and S-N 2-km-wide           1:50000 regional                   Drilling 2500 m and
     Gold Ore            mineralization zone; a number of pyrite    geological survey                  aditting 800 m.
     Exploration,        and  magnetite mineralization and          and geochemical
     Taibei County       quartz veins, bearing gold with grade of   prospecting;
                         0.3 - 126.03 g/t; delineated 4 ore         trenching and
                         blocks with length of 30-88 m,             aditting in
                         thickness of 2-5m, and grade of 2-4 g/t.   mineralization
                         perspective gold reserve 5-10 T (0.16 -    zones.
                         0.32 MILLION OZ).

                       (type: hydrothermal veins)
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  9  Yinchang Gou -      Many Cu (Ag), Pb (Zn) ore bodies;          Test and                           Drilling 20,000 m,
     Gumu Gou Cu-        seven ore bodies occur in eastern part     verification of                    pitting 10,000 m,
     Ag Multi-           of mineralization zone, with length of     anomalies; local                   trenching 50,000 m3;
     metallic Ore        100-1000 m, thickness of 1-5.22 m, and     survey and                         geological,
     Deposits            Pb grade of 3.395-36.38%, Cu grade of      explorations.                      geophysical and
     Exploration,        0.2-5.32%, Ag grade of 20-474 g/t; Co-                                        geochemical
     Shanyang            occurrence of Ni, Co etc ores;                                                prospecting;
     County              perspective of 1-2, large to middle                                           petrologic and
                         scale, Cu-Ag ore deposits.                                                    mineral
                                                                                                       measurements and
                         (Type: formation, fold and fault                                              assays.
                         controlled)
 --  ------------------  -----------------------------------------  ---------------------------------  ----------------------
 10  Huangjing Mei       Five delineated gold ore bodies with       Conduction of ore                  Pitting 800 m,
     Gold Ore            length of 70-890 m, thickness of 0.56-     district survey;                   trenching 6000 m3 for
     Exploration,        6.18 m, extension of 126-493 m, and        identification of                  ore body control and
     Ningshaan           grade of 2.75-8.49 g/t; D+E grade gold     geological                         gold reserve; feasible
     County              reserve of 5 T (0.16 MILLION OZ)           structure,                         to build 10,000 t/year
                                                                    characteristics of                 heap leaching, or 50
                         (type ?)                                   rocks and minerals,                t/day flotation.
                                                                    and ore dressing
                                                                    and recovery.
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 11  Shiquan County      Delineated two major gold                  Surface trenching;                 Ore engineering
     Yangpingwuan        mineralization zones and 8 ore bodies,     the total control                  4000 m. control in depth.
     Gold Ore            with potential gold resources of 40 t      lengths of the
     Deposit             (1.28 million oz) claimed by the           bodies are about
                         original report, with average grade of
                         1.2 - 3.9 g/t.  However, with about
                         4000 m control length of ore bodies,
                         the gold resource would only about
                         21.6 T (0.69 MILLION OZ) if they extend
                         about 500 m in depth.

                         (sediment-hosted gold type)
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 12  Deposit             Delineated three gold ore veins; The
     Taiyu Gold          accumulative length of ore bodies in
                         the three ore veins is about 380 m, the
                         average thickness is about 0.4 m, and
                         the average grade is 14.5 g/t. If the
                         extension of ore bodies in depth is 5
                         times of its horizontal extension, then
                         the total gold resource would be about
                         11 T (0.36 MILLION OZ). Near surface
                         gold ores have been mined by local
                         people.
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